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                                                                      EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in (i) Registration Statement No. 33-42502 on Form S-8 pertaining to Consolidated Stores Corporation Director Stock Option Plan (ii) Registration Statement No. 33-42692 on Form S-8 pertaining to Consolidated Stores Corporation Supplemental Savings Plan (iii) Post Effective Amendment No. 2 to Registration Statement No. 33-6068 on Form S-8 pertaining to Consolidated Stores Corporation Executive Stock Option and Stock Appreciation Rights Plan (iv) Post Effective Amendment No. 1 to Registration Statement No. 33-19378 on Form S-8 pertaining to Consolidated Stores Corporation Savings Plan (v) Post Effective Amendment No. 2 to Registration Statement No. 333-2545 on Form S-3 pertaining to the issuance of Consolidated Stores Corporation Common Shares (vi) Registration Statement No. 333-32063 on Form S-8 pertaining to Consolidated Stores Corporation 1996 Performance Incentive Plan and (vii) Registration Statement No. 333-41143 on Form S-4 pertaining to the issuance of Consolidated Stores Corporation Common Shares of our report dated February 22, 2000, appearing in this Annual Report on Form 10-K of Consolidated Stores Corporation for the year ended January 29, 2000.



Deloitte & Touche LLP
Dayton, Ohio

April 27, 2000

FORM 10-K                                                                Page 56